Exhibit 23.2


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Salaried Employees' Stock Purchase Plan of Pulaski Furniture Corporation of our report dated November 26, 1997, with respect to the consolidated financial statements and schedules included in the Annual Report on Form 10-K of Pulaski Furniture Corporation for the year ended November 2, 1997, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP


Winston-Salem, North Carolina
November 24, 1998